Exhibit 99.2

345 E. Main St.

Warsaw, IN 46580

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee 574-371-9449 barb.goslee@zimmerbiomet.com

Zimmer Biomet Holdings Announces Pricing of

Secondary Offering of Common Stock

(WARSAW, IN) June 14, 2016 – Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today announced the pricing of the previously announced underwritten secondary offering of 11,116,533 shares of its common stock by certain of its stockholders, consisting of affiliates of KKR, Goldman Sachs and TPG. The shares are being sold to the public at an initial price of $115.85 per share. The selling stockholders will receive all of the proceeds of the offering. Neither Zimmer Biomet nor any of its directors, officers or other stockholders is selling any shares of common stock in the offering. The closing of the offering is expected to occur on June 16, 2016, subject to the satisfaction of customary closing conditions.

Goldman, Sachs & Co. and J.P. Morgan are acting as joint book-running managers and the underwriters for the offering.

Zimmer Biomet has filed a registration statement (including a base prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) relating to these securities. The offering of these securities was made only by means of a written prospectus forming part of the effective registration statement. The base prospectus and the preliminary prospectus supplement have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov. A copy of the final prospectus supplement related to the offering will be filed with the SEC, and may be obtained, when available, from: Goldman, Sachs & Co. by contacting Goldman, Sachs & Co. at Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212- 902-9316 or by emailing prospectus-ny@ny.email.gs.com; and J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Phone: 866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Zimmer Biomet

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. Zimmer Biomet designs, manufactures and markets orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

Zimmer Biomet collaborates with healthcare professionals around the globe to advance the pace of innovation. Its products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, Zimmer Biomet helps millions of people live better lives.

Zimmer Biomet has operations in more than 25 countries around the world and sells products in more than 100 countries.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding the underwritten secondary offering of shares of Zimmer Biomet’s common stock. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negatives of such terms or other variations on such terms or comparable terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see Zimmer Biomet’s periodic reports filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. Zimmer Biomet disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

###